MULTI-TENANT INDUSTRIAL GROSS LEASE
REFERENCE PAGES

BUILDING:	Miramar Business Park
LANDLORD:	Walton CWCA Miramar GL 74, L.L.C., a Delaware limited liability company
LANDLORD'S ADDRESS:	4400 MacArthur Boulevard, Suite #380 Newport Beach, CA 92660
WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	<u>ADDRESS FOR RENT PAYMENTS</u> Walton CWCA Miramar GL 74, L.L.C. P.O. Box 60780 Los Angeles, CA 90060-0780 <u>WIRE INSTRUCTIONS FOR RENT PAYMENTS</u> Bank Name: US Bank St. Louis, MO 63101 ABA Number: 081000210 Account Name: Walton Calwest Holdings. LLC. Account Number: 152307765163
LEASE REFERENCE DATE:	January 8, 2009
TENANT:	RF Industries LTD, a Nevada corporation
TENANT'S NOTICE ADDRESS:	
(a) As of beginning of Term:	7610 Miramar Road, Suites 6000/6002 San Diego, CA 92126
(b) Prior to beginning of Term (if different):	N/A
PREMISES ADDRESS:	7606 Miramar Road, Suite 7200; 7610 Miramar Road, Suites 6000/6002 7620 Miramar Road, Suite 4300/4400 San Diego, CA 92126
PREMISES RENTABLE AREA:	Approximately 20,112 sq. ft. (for outline of Premises see <u>Exhibit A</u>)
USE:	General office and warehouse for production, manufacturing, assembly, sales and distribution for RF Industries, LTD., and any other legally permitted use.
COMMENCEMENT DATE:	March 1, 2009
TERM OF LEASE:	Approximately five (5) years, one (1) month beginning on the Commencement Date and ending on the Termination Date.
TERMINATION DATE:	March 31, 2014

Initials

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):

from	through	Footage	Per Square Foot	Rent	of Base Rent
3/1/2009	3/31/2009	20,112	$5.70	$114,638.40	$9,553.20
4/1/2009	2/28/2010	20,112	$11.40	$229,276.80	$19,106.40
3/1/2010	6/30/2010	20,112	$11.74	$236,155.08	$19,679.59
7/1/2010	7/31/2010	20,112	$5.87	$118,077.54	$9,839.80
8/1/2010	2/28/2011	20,112	$11.74	$236,155.09	$19,679.59
3/1/2011	2/29/2012	20,112	$12.09	$243,234.52	$20,269.54
3/1/2012	2/28/2013	20,112	$12.46	$250,535.17	$20,877.93
3/1/2013	2/28/2014	20,112	$12.83	$258,057.06	$21,504.76
3/1/2014	3/31/2014	20,112	$13.22	$265,800.18	$22,150.02

SECURITY DEPOSIT: Tenant has already deposited with Landlord a Security Deposit in the amount of $17,485.24

ASSIGNMENT/SUBLETTING FEE $500.00

REAL ESTATE BROKER DUE COMMISSION: Brian Ffrench, Studley (Tenant); Jay Alexander, Arnie Friedman & Ryan Grove, Colliers International (Landlord)

TENANT'S SIC CODE: 8711

AMORTIZATION RATE: N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Addendum 1 and Exhibits A through C, all of which are made a part of this Lease.

LANDLORD:

Walton CWCA Miramar GL 74, L.L.C., a Delaware limited liability company

By: WCV Commercial Properties, Inc., It's Authorized Agent

By: [signature]

Name: Robert Munson

Title: Vice President, Regional Asset Manager

Dated: 04.23, 2009

TENANT:

RF Industries LTD., a Nevada corporation

By: [signature]

Name: Howard Hill

Title: President/CEO

Dated: 2/24/09, 2009

LEASE

By this Lease **WALTON CWCA MIRAMAR GL 74, L.L.C.**, a Delaware limited liability company (the "**Landlord**") leases to RF Industries LTD., a Nevada corporation (the "**Tenant**") and Tenant leases from Landlord a portion (the "**Premises**") of the improvements commonly known as Miramar Business Park, 7606 Miramar Road, Suite 7200; 7610 Miramar Road, Suites 6000/6002; 7620 Miramar Road, Suite 4300/4400 San Diego, CA 92126 (the "**Building**"). The Building is depicted on the site plan attached hereto as Exhibit A.

1. **USE AND RESTRICTIONS ON USE**. The Premises are to be used solely for the following purposes: General office and warehousing for production, manufacturing, assembly, sales and distribution for RF Industries LTD, and other legally permitted use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Tenant and its agents, contractors and invitees (the "**Tenant Entities**") will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord's rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant's Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2. **TERM**. The Term of this Lease shall begin on the date ("**Commencement Date**") which shall be March 1, 2009 (the "**Scheduled Commencement Date**") and shall terminate on March 31, 2014 (the "**Termination Date**"), unless sooner terminated by the provisions of this Lease.

3. **RENT**. Tenant agrees to pay to Landlord the sum of $19,106.40 (the "**Monthly Installment of Rent**") on or before the first day of each full calendar month during the Term Tenant shall only be required to pay one half the scheduled rent in March 2009 and July 2010. The Monthly Installment of Rent in effect at any time shall be increased on each anniversary of the Commencement Date by adding to the current Monthly Installment of Rent an amount equal to three (3) % of such Monthly Installment of Rent. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth below Landlord's signature, or to such other person or at such other place as Landlord may from time to time designate in writing. Any and all payments required of Tenant hereunder shall be considered to be rent. Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive month until paid. The provisions of this Section in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due.

4. **SECURITY DEPOSIT.** Tenant shall maintain the existing balance of the sum of $17,485.24 (the "**Security Deposit**") with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall

fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant with thirty (30) days after termination of this Lease.

5. **ALTERATIONS.**

5.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements which need to be permitted on, or to the Premises or any part thereof or the making of any improvements as required by Article 6, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor caused by Tenant's contractor.

5.2 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 10 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable.

6. **REPAIR.**

6.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, foundation and walls of the Building. Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

6.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, , doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, except as specified in Exhibit B, serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass), normal wear and tear and casualty excepted. Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder.

6.3 Intentionally Deleted

7. **LIENS.** Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including

payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord's demand.

8. **ASSIGNMENT AND SUBLETTING.**

8.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without first obtaining the consent of Landlord, to assign this Lease or sublease the Premises to (a) any entity resulting from a merger or consolidation of Tenant with any organization; (b) any entity purchasing substantially all of the stock or assets of Tenant; (c) any entity succeeding to the business and assets of Tenant; and (d) any entity which controls, or is controlled by, is under common control with Tenant (and such affiliates shall have the same rights as Tenant under this Paragraph). The entities described in clauses (a) through (d) are referred to as "Permitted Transferees". No change of stock ownership or control of Tenant shall constitute an assignment hereunder.

8.2 Upon any request to assign or sublet, Tenant will pay to Landlord the sum of $500 plus, on demand, a sum equal to all of Landlord's costs, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises (not to exceed five hundred dollars $500.00), regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 8 shall be void. Notwithstanding the foregoing, there shall be no charge for a sublease or assignment to a "Permitted Transferees".

8.3 Intentionally Deleted

9. **INDEMNIFICATION.** None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

10. **INSURANCE.**

10.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed

operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker's Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; and (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured.

10.2 The aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best's rating of "A-:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

10.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11. **WAIVER OF SUBROGATION.** Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

12. **SERVICES AND UTILITIES**. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

13. **HOLDING OVER.** Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be One Hundred fifty Percent (150 %) of the amount of the Annual Rent for the last period prior to the date of such termination, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. No provision of this Article 13 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

14. **SUBORDINATION.** Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Not later than thirty (30) days following the execution of this Lease, Landlord shall use commercially reasonable efforts to deliver to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement ("SNDA") for Tenant's benefit from its existing mortgagee, if any, of the Building.

15. **REENTRY BY LANDLORD.** Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and

Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 15.

16. **TENANT'S DEFAULT.**

16.1 The following events shall be deemed to be "**Events of Default**" under this Lease: (i) Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due; (ii) Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days; or (iii) Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

16.2 Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any and all remedies allowable at law or in equity and, in addition, Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant. Until such time as Landlord shall elect to terminate the Lease, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

16.3 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant's sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord's demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

16.4 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys' fees and costs.

16.5 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said

Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

17. **CASUALTY.** In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage. If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ten (10) days after Landlord's notice, notice terminating this Lease as of the date of such damage. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided above. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Notwithstanding anything to the contrary in the Lease, in the event of damage or destruction to the Premises, or that prevents use of or access to the Premises, Tenant may terminate this Lease, effective as of the date of such damage or destruction, if repairs have not been completed such that Tenant has use of the Premises within 180 days of the date of the damage.

18. **EMINENT DOMAIN.** If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

19. **SALE BY LANDLORD.** In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease so long as Landlord has delivered the Security Deposit to Landlord's successor. Except as set forth in this Article 19, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

20. **ESTOPPEL CERTIFICATES.** Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying such reasonable matters regarding the Lease as may be requested by Landlord. Landlord and Tenant intend that

any statement delivered pursuant to this Article 20 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

21. **SURRENDER OF PREMISES.** Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant's failure to arrange such joint inspections and/or participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, "**Alterations**"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only damage by fire, normal wear and tear or other casualty. Tenant must, at Tenant's sole cost, remove upon termination of this Lease, any and all of Tenant's furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, "**Personalty**"). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.

22. Intentionally Deleted

23. **MISCELLANEOUS.**

23.1 Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Section, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address.

23.2 In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent.

23.3 Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

23.4 Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "**Landlord Entities**", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "**Tenant**" and "**Landlord**" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "**rentable area**" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. The term "**Building**" refers to the structure in which the Premises are located and the common areas (parking

lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term "Building" may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord's reasonable discretion.

23.5 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

23.6 At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

23.7 Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except Colliers International as Landlord's broker, Brian Ffrench from Studley as Tenant's broker.

23.8 This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

23.9 Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 4, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

23.10 Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

23.11 Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

23.12 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "Tenant Entities") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like), including current manufacturing processes currently be used by Tenant, to the extent customary and necessary for the use of the Premises for general office, warehousing for production, manufacturing, assembly, sales and distribution purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.

23.13 Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD: WALTON CWCA MIRAMAR GL 74, L.L.C., a Delaware limited liability company

By: [signature]

Name: Robert Munson

Title: Vice President, Regional Asset Manager

Dated: 04/23, 2009

Landlord's Notice Address:
c/o Colliers International
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122

Rent Payment Address:
Walton CWCA Miramar GL 74, LLC
P.O. Box 60780
Los Angeles, CA 90060-0780

TENANT: RF Industries LTD., a Nevada corporation

By: RF Industries

Name: Howard Hill [signature]

Title: President / CEO

Dated: 3/22/09, 2009

Tenant's Notice Address:
7610 Miramar Road, Suite 6000/6002
San Diego, CA 92126

EXHIBIT A – SITE PLAN

attached to and made a part of Lease bearing the
Lease Reference Date of January 8, 2009 between
WALTON CWCA MIRAMAR GL 74, L.L.C., a Delaware limited liability company, as Landlord and
RF Industries LTD., a Nevada corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 15 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.



Miramar Business Park
7620 Miramar Road, Suite #4300/4400
San Diego, CA 92126
Miramar Business Park
7610 Miramar Road, Suite #6000/6002
San Diego, CA 92126
Miramar Business Park
7606 Miramar Road, Suite #7200
San Diego, CA 92126
NORTH
7606
7610
7616
7620
7628
7630
7636
Ste. 6001 4,180 sf
Ste. 7400 6,628 sf
Ste. 7200 2,465 sf
Ste. 7100 4,800 sf
Stes. 1100/1200 6,520 sf

Initials

EXHIBIT B -- INITIAL ALTERATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of January 8, **2009 between**
WALTON CWCA MIRAMAR GL 74, L.L.C., a Delaware limited liability company, **as Landlord and**
RF Industries LTD., a Nevada corporation, **as Tenant**

Miramar Business Park
7610 Miramar Road, Suite #6000/6002
San Diego, CA 92126

LANDLORD'S WORK: Landlord shall complete the following at Landlord's sole cost and direction and shall not be subject to reimbursement by Tenant as either an operating expense or a capital expense.

1. Complete the Heating and Air Conditioning (HVAC) repairs as outlined in attached Exhibit B-1 "AO Reed Bid"
2. Repair and replace, if necessary, the two (2) roll-up doors in the Premises that need maintenance.
3. Balance the airflow at the HVAC system.
4. Complete any necessary roof repair.
5. Repair insulation in warehouse areas.

TENANT'S WORK: Tenant shall have the right, at it's sole cost and direction, to install new carpet/ flooring throughout the Premises and move/ relocate walls so long as Landlord can pre-approve the walls being removed.

Initials

EXHIBIT C – OPTION TO RENEW

Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) successive option(s) to renew this Lease for a term of five (5) years each, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a. If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is eight (8) months prior to the expiration of the then current term of the Lease but no later than the date which is six (6) months prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

b. The Annual Rent and Monthly Installment of the Lease shall reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within five percent (5%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

c. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew. Notwithstanding the foregoing, the option to renew is transferable to any Permitted Transferee, and the Permitted Transferee may exercise the option to renew on the terms set forth in this "Exhibit C."

d. As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

Initials